Exhibit 99.1

TenFold Ends 2003 with Strong Cash Balances and Affirms Earnings Guidance

SALT LAKE CITY, Utah – January 8, 2004 – TenFold® Corporation (OTCBB: TENF), provider of the EnterpriseTenFold™ platform for building and implementing enterprise applications, today announced its year-end 2003 cash balances and affirmed prior earnings guidance.

TenFold had cash balances of approximately $12.2 million as of the close of the fourth quarter of 2003 on December 31, 2003.

“Over the last three years of this turnaround, we’ve followed the mantra ‘cash is king,’ said Nancy Harvey, TenFold’s President and CEO. “Tight fiscal and operational management enabled us to maintain steady end-of-quarter cash balances in each of the last four quarters. And, after our recent private placement, we exited Q4 with the strongest cash balance in several years.”

“EnterpriseTenFold is the first in the most important software category of all time,” said Jeffrey L. Walker, TenFold’s Founder and Chairman. “With relentless discipline, Nancy and her team established a solid runway for TenFold. Now, with a stronger cash position and demonstrated services chassis, we can expect TenFold to intensify awareness building and begin to build a sales engine to take advantage of our unique, proven technology platform.”

“At this time, we foresee no material changes to our prior earnings guidance,” added Dr. Harvey. “We expect to release our year-end financial results by early February pending completion of our year-end audit. We anticipate reporting break even to modestly positive operating profitability for the fourth quarter of 2003.”

About TenFold

TenFold (OTC Bulletin Board: TENF.OB) licenses its patented technology for applications development, EnterpriseTenFold®, to organizations that face the daunting task of replacing obsolete applications or building complex applications systems. Unlike traditional approaches, where business and technology requirements create difficult IT bottlenecks, EnterpriseTenFold technology lets a small, team of business people and IT professionals design, build, deploy, maintain, and upgrade new or replacement applications with extraordinary Speed, Quality, and Power features. For more information, call (800) TENFOLD or visit www.10fold.com.

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This release contains forward-looking statements that involve risks and uncertainties that may cause actual future events or results to differ materially from those described in the forward-looking statements. Forward-looking statements in this release include estimated fourth quarter 2003 financial results, expected timing for releasing fourth quarter and year-end 2003 financial results, that TenFold will intensify awareness and begin to build a sales engine, and that TenFold technology lets a small team build, and maintain applications with extraordinary speed and quality and with limited demand on IT resources. Factors that could cause TenFold’s actual fourth quarter and year-end 2003 financial results, and its expected earnings release date, to differ materially from those in forward-looking statements include accounting changes discovered during the close of the year-end financial statements and year-end audit. Factors that could cause actual results regarding product and technology assertions to differ materially from those in forward-looking statements include failure to achieve market acceptance of the technology, inadequate training, incorrect installation, use of unsupported hardware and software versions or combinations thereof, and inadequate consultation with TenFold Support. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in documents filed by TenFold Corporation with the Securities and Exchange Commission, including but not limited to, the most recent reports on Forms 10-Q, 10-K, and 8-K.

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TenFold, and EnterpriseTenFold are trademarks of TenFold Corporation. All other trademarks and registered trademarks are the property of their respective owners.

Press Contact:

Sally N. White

TenFold Corporation

801-619-8232

swhite@10fold.com